Exhibit 99.5

DNB Financial Corporation

For further information, please contact:
Gerald F. Sopp CFO/Executive Vice-President	FOR IMMEDIATE RELEASE
484.359.3138
gsopp@dnbfirst.com	(NasdaqCM: DNBF)

DNB Financial Corporation
Announces Participation in the U.S. Treasury's Small Business Lending Fund

(August 8, 2011 – Downingtown, PA) DNB Financial Corporation (“DNB”), parent of DNB First, National Association, the oldest National Bank in the greater Philadelphia region, has accepted a preferred stock investment of $13.0 million from the Small Business Lending Fund (SBLF), a U.S. Treasury Department program. The SBLF is a $30 billion fund developed by the U.S. Treasury to stimulate lending to small businesses by providing capital to qualified community banks at favorable rates.

William S. Latoff, Chairman and CEO said, "We are proud to take part in this program which is focused on small business development. We have a 150 year tradition of meeting the needs of our customers and communities. This added capital enhances our ability to continue that tradition, by improving our already strong balance sheet and increasing our lending capabilities."

According to the U.S. Department of the Treasury  participants in the SBLF will benefit from increased lending. The more a bank increases its lending the lower the rate it will pay to the government on the funds it has received.

Chairman Latoff commented further, "As of June 30, 2011 net loans have grown $21.3 million compared to December 31, 2010, despite the sluggish economy. We will continue to work with the small business owners in our communities, whose contributions are so vital to the economic recovery."

Simultaneously with the receipt of the SBLF funds, DNB redeemed the full balance of $11.8 million of shares of preferred stock issued to the Treasury under the Capital Purchase Program (CPP). DNB participated in the federal government's Capital Purchase Program in 2009 to enhance the bank's capital position and improve lending capabilities. Having met the necessary conditions as part of the SBLF, DNB was able to refinance the preferred stock issued under the CPP program.

DNB Financial Corporation is a bank holding company whose bank subsidiary, DNB First, National Association, is a community bank headquartered in Downingtown, Pennsylvania with 13 locations. Founded in 1860, DNB First is the oldest National Bank in the greater Philadelphia region. In addition to providing a broad array of consumer and business banking products, DNB offers brokerage and insurance services through DNB Financial Services, and trust services through DNB Advisors. DNB Financial Corporation’s shares are traded on Nasdaq’s Capital Market under the symbol: DNBF.  We invite our customers and shareholders to visit our website at http://www.dnbfirst.com.  DNB's Investor Relations Site can be found at http://investor.dnbfirst.com.

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may”, “would”, “could”, “will”, “likely”, “expect,” “anticipate,” “intend”, “estimate”, “plan”, “forecast”, “project” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks, uncertainties.   A number of factors, many of which are beyond the Corporation's control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital; the impact of economic conditions on our business; changes in banking regulation and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; our ability to attract and retain key personnel; competition in our marketplace; and other factors as described in our securities filings.  All forward-looking statements and information made herein are based on our current expectations as of the date hereof and speak only as of the date they are made.  The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.